UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Damian Mathews to Chief Operating Officer

On May 27, 2023, the Board of Directors (the “Board”) of Esports Entertainment Group, Inc. (the “Company”) appointed Damian Mathews, a current member of the Board, to serve as the Company’s Chief Operating Officer (the “Appointment”), effective May 29, 2023 (the “Effective Date”).

Damian Mathews, 51, COO

Mr. Mathews has been a member of the Company’s Board of Directors since June 2020. Mr. Mathews was previously the Chief Financial Officer of the Company since April 2022, adding the role of Chief Operating Officer in June 2022. Mr. Mathews also served as Audit Committee Chair from June 2020 to April 2022. Mr. Mathews combines over 25 years of experience in senior operations and finance positions within investment management, banking and accounting. Prior to joining the Company, Mr. Mathews held the position of Group Chief Operating Officer for Auckland Real Estate until March 2022. Mr. Mathews also served as Chief Financial Officer for the Qatar and Abu Dhabi Investment Company (a sovereign wealth fund owned investment company) from 2014 to 2020. From 2012 to 2014 he was a Director of his own consultancy business, NZ Pacific Investments, in New Zealand. From 2009 to 2012 he held senior management positions including General Manager Finance (New Zealand); Head of Finance and Operations Americas (United States); and Head of Change Management (Australia) at Commonwealth Bank of Australia Group. From 2007 to 2008 Damian was a Director in Product Control at ABN Amro bank in London. From 2002 to 2006 he held various senior financial controller positions at Royal Bank of Scotland Group in London. From 1998 to 2002 he was an Assistant Vice President at Credit Suisse First Boston investment bank in London and the Bahamas. From 1994 to 1998, he was an Assistant Manager at KPMG accountants in London. He has a joint honors undergraduate degree in Economics and Politics from the University of Bristol in the United Kingdom and is a fellow of the Institute of Chartered Accountants in England and Wales.

The Board believes that Mr. Mathews’ experience in global business operations and the gaming industry makes him ideally qualified to help lead the Company towards continued growth and success.

Compensatory Arrangements

In connection with the Appointment, the Company and Deel, Inc. entered into that certain master services agreement (the “Master Services Agreement”) whereby Mr. Mathews was hired to serve as a consultant to the Company, effective May 29, 2023.

The Master Services Agreement is for one year and may be terminated with or without cause, provided that, on such first anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Master Services Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of intent not to extend the term of the Master Services Agreement at least 90 days prior to the Renewal Date.

Pursuant to the Master Services Agreement, Mr. Mathews will receive an annual base salary of $280,000. Mr. Mathews shall be eligible to earn a performance bonus in such amount, if any, as determined in the sole discretion of the Board and will be eligible to participate in all of the Company’s benefit programs.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Master Services Agreement, and such description is qualified in its entirety by reference to the full text of the Master Services Agreement, which will be filed as an exhibit to the Company’s Form 10-K for the year ending June 30, 2023.

Item 8.01 Other Events.

On May 31, 2023, the Company issued a press release announcing the appointment of Mr. Mathews as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press release, dated May 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Alex Igelman
Name:	Alex Igelman